Exhibit 99.1

PRESS RELEASE

Whitehawk Therapeutics Reports Second Quarter 2025 Financial Results and Recent Highlights

MORRISTOWN, NJ, August 7, 2025 /PRNewswire/ -- Whitehawk Therapeutics, Inc. (Nasdaq: WHWK), an oncology therapeutics company applying advanced technologies to established tumor biology to efficiently deliver improved ADC cancer treatments, today announced financial results for the second quarter ended June 30, 2025, and provided recent corporate progress.

“We’re pleased with the progress made in Q2 to advance our ADC portfolio and remain on track to file INDs for our first two programs – HWK-007 and HWK-016 – by year-end 2025, with the third program, HWK-206, to follow in mid-2026,” said Dave Lennon, PhD, President and CEO of Whitehawk Therapeutics. “We believe we are well-positioned to advance our pipeline and generate key clinical data across the portfolio with our existing cash position.”

Recent Operational Highlights:

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On track to bring all three assets to IND by mid-2026. IND submissions are planned by year-end 2025 for HWK-007 and HWK-016. An IND for HWK-206 is expected by mid-2026.

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Focused execution and capital efficiency support anticipated runway into 2028. Based on current plans, cash position enables initial clinical data readouts across the portfolio.

Second Quarter 2025 Financial Results:

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Cash, cash equivalents and short-term investments as of June 30, 2025, were $177.2 million as compared to $47.2 million as of December 31, 2024. Cash is anticipated to fund operations into 2028 based on current plans.

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Net loss for the three months ended June 30, 2025, was $52.6 million as compared to $14.6 million for the three months ended June 30, 2024. This includes the remaining portion of the upfront payment of $38.0 million under the Wuxi ADC agreement.

About Whitehawk Therapeutics

Whitehawk Therapeutics is an oncology therapeutics company applying advanced technologies to established tumor biology to efficiently deliver improved cancer treatments. Whitehawk’s advanced three-asset ADC portfolio is engineered to overcome the limitations of first-generation predecessors to deliver a meaningful impact for patients with difficult-to-treat cancers. These assets are in-licensed from WuXi Biologics under an exclusive development and global commercialization agreement. More information on the Company is available at www.whitehawktx.com and connect with us on LinkedIn.

Forward-Looking Statements

This press release contains certain forward-looking statements regarding the business of Whitehawk Therapeutics that are not a description of historical facts within the meaning of the

Exhibit 99.1

PRESS RELEASE

Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on the Company’s current beliefs and expectations and may include, but are not limited to, statements relating to: the anticipated timing of the Company's development of its portfolio of ADC assets, including the expected timing to bring all three assets to IND by mid-2026, with the first two INDs filed by year-end; expectations regarding the beneficial characteristics, safety, efficacy, therapeutic effects and the size of the potential targeted markets with respect to the Company’s ADC assets; the Company's cash runway extending into 2028; and the sufficiency of the Company's existing capital resources and the expected timeframe to fund the Company's future operating expenses and capital expenditure requirements. Actual results could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties, which include, without limitation, uncertainties associated with preclinical and clinical development of the ADC portfolio, including potential delays in the commencement, enrollment and completion of clinical trials; failure to demonstrate the efficacy of the ADC portfolio in preclinical and clinical studies; the risk that unforeseen adverse reactions or side effects may occur in the course of testing of the ADC assets; and risks related to the Company's estimates regarding future expenses, capital requirements and need for additional financing.

Additional risks and uncertainties that could cause actual outcomes and results to differ materially from those contemplated by the forward-looking statements are included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, including under the caption "Item 1A. Risk Factors," and in Whitehawk’s subsequent Quarterly Reports on Form 10-Q, and elsewhere in Whitehawk’s reports and other documents that Whitehawk has filed, or will file, with the SEC from time to time and available at www.sec.gov.

All forward-looking statements in this press release are current only as of the date hereof and, except as required by applicable law, Whitehawk undertakes no obligation to revise or update any forward-looking statement, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise. All forward-looking statements are qualified in their entirety by this cautionary statement. This cautionary statement is made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

Contact:

IR@whitehawktx.com

Exhibit 99.1

PRESS RELEASE

WHITEHAWK THERAPEUTICS, INC.
CONDENSED BALANCE SHEETS
(In thousands)
(Unaudited)

	June 30, 2025	December 31, 2024
Assets
Current assets:
Cash and cash equivalents	$144,936	$28,670
Short-term investments	32,264	18,567
Accounts receivable, net	—	5,903
Inventory	—	5,311
Prepaid expenses and other current assets	1,471	2,836
Total current assets	178,671	61,287
Property and equipment, net	9	6,846
Operating lease right-of-use assets	—	787
Other assets	2,142	1,399
Total assets	$180,822	$70,319

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$3,339	$2,159
Accrued liabilities	5,417	14,647
Operating lease liabilities, current portion	—	268
Total current liabilities	8,756	17,074
Operating lease liabilities, net of current portion	—	565
Other liabilities	—	202
Total liabilities	8,756	17,841
Stockholders’ equity:
Common stock	4	2
Additional paid-in capital	484,306	385,114
Accumulated other comprehensive income	9	16
Accumulated deficit	(312,253)	(332,654)
Total stockholders’ equity	172,066	52,478
Total liabilities and stockholders’ equity	$180,822	$70,319

Exhibit 99.1

PRESS RELEASE

WHITEHAWK THERAPEUTICS, INC.
CONDENSED STATEMENTS OF OPERATIONS
(In thousands, except share data and earnings per share amounts)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Revenue
Product sales, net	$—	$6,179	$7,145	$11,532
Total revenue	—	6,179	7,145	11,532
Operating expenses
Selling, general and administrative	5,940	7,892	18,755	18,512
Research and development	48,809	13,093	57,597	26,686
Cost of goods sold	—	778	760	1,430
Total operating expenses	54,749	21,763	77,112	46,628
Loss from operations	(54,749)	(15,584)	(69,967)	(35,096)
Other income (expense)
Gain on sale of business	—	—	87,443	—
Foreign exchange loss	(3)	(2)	(3)	(3)
Other income	158	—	158	—
Interest income	1,979	1,061	2,770	2,343
Interest expense	—	(58)	—	(116)
Total other income (expense), net	2,134	1,001	90,368	2,224
Net (loss) income	$(52,615)	$(14,583)	$20,401	$(32,872)

Net (loss) income per share:
Basic	$(0.76)	$(0.54)	$0.37	$(1.22)
Diluted	$(0.76)	$(0.54)	$0.37	$(1.22)
Weighted average shares outstanding:
Basic	69,083,127	27,010,013	54,443,309	26,995,356
Diluted	69,083,127	27,010,013	54,908,715	26,995,356